Exhibit 99.1

COVENANT TRANSPORTATION GROUP, INC.

RECOUPMENT POLICY

Effective as of June 5, 2020

1.          Purpose. The Board of Directors (“Board”) of  Covenant Transportation Group, Inc. believes that it is in the best interest of Covenant Transportation Group, Inc. (collectively with its consolidated subsidiaries, the “Company”), and its stockholders to encourage outstanding leadership, accountability, and responsible risk-taking that benefits the long-term success of the Company.  Accordingly, the Board has adopted this Recoupment Policy (this “Policy”), which shall be effective as of the date first above written (the “Effective Date”), and shall apply with respect to any Material Financial Restatements for periods ending after the Effective Date (as defined herein) incurred after the Effective Date.

2.           Definitions. For purposes of this Policy, the following definitions shall apply:
(a)
“Covered Employee” shall mean each employee who was subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at any time during the performance period relating to the applicable Incentive-Based Compensation.

(b)
“Incentive-Based Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, any measures that are derived wholly or in part from such measures, and stock price and total stockholder return measures.

For the avoidance of doubt, Incentive-Based Compensation does not include (i) base annual salary, (ii) compensation that is awarded based solely on service (e.g., a time-vesting award, including a time-vesting stock option, restricted stock, or restricted stock unit), (iii) compensation that is awarded solely at the discretion of the Compensation Committee of the Board (however, the exercise of negative discretion with respect to an award that is otherwise based on attainment of a financial measure will not be considered discretionary for this purpose), or (iv) compensation that is awarded based on subjective standards, strategic measures (e.g., completion of a transaction), or operational measures.
(c)
“Look-back Period” shall mean the three completed fiscal years immediately preceding the date on which the Company is required to prepare a Material Financial Restatement, with such date being the earlier of: (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company’s previously issued financial statements contain a material error; or (ii) the date a court, regulator, or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error.

(d)
“Material Financial Restatement” shall mean the restatement of one or more previously issued financial statements of the Company, for any period ending after the Effective Date, due to a material error or a series of immaterial errors that could be considered material when viewed in the aggregate of any applicable financial reporting requirements under the securities laws.

For the avoidance of doubt, a Material Financial Restatement shall not include any restatement required due to changes in accounting rules or standards or changes in applicable law, including as a result of (i) retrospective application of a change in accounting principle; (ii) retrospective revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) retrospective reclassification due to a discontinued operation; (iv) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; (v) retrospective adjustment to provisional amounts in connection with a prior business combination; or (vi) retrospective revision for stock splits.
The Board shall take into consideration any applicable interpretations and clarifications of the Securities and Exchange Commission (the “SEC”) and NASDAQ Stock Exchange (“NASDAQ”) in determining whether an accounting restatement qualifies as a Material Financial Restatement for purposes of this Policy.

(e)
“Recoverable Compensation” shall mean the amount of Incentive-Based Compensation received during the Look-back Period by the Covered Employee that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the Material Financial Restatement. If the grant or earning of an award is based, either wholly or in part, on satisfaction of a financial reporting measure, the award would be deemed received in the fiscal period when that measure was satisfied, in each case without regard to any ongoing service-based vesting requirements.

3.          Forfeiture and Reimbursement. In the event of a Material Financial Restatement, the Company will require, to the fullest extent permitted by applicable law, that a Covered Employee forfeit and/or reimburse the Company for all or such portion (if any) of the Covered Employee’s Recoverable Compensation as determined in the sole and absolute discretion of the Board.

To the extent that a Covered Employee does not make reimbursement to the Company under this Policy within a reasonable time following demand by the Company, or any shares of Recoverable Compensation have been sold by the Covered Employee, the Company shall have the right to reduce, cancel, or withhold against outstanding, unvested, vested, or future cash or equity-based compensation, or require a substitute form of reimbursement, in each case to the maximum extent permitted under applicable law.
Notwithstanding anything to the contrary, forfeiture and reimbursement of Recoverable Compensation with respect to one or more Covered Employees shall not be required if, as determined by a majority of the independent directors of the Board, the direct costs of enforcing recovery would exceed the recoverable amounts or application of this Policy to such Covered Employee(s) would violate applicable law.

4.          No Indemnification or Payment of Insurance Premiums. The Company shall not indemnify any current or former Covered Employee against, or pay the premiums for any insurance policy to cover, any loss of compensation under this Policy. In no event shall the Company be required to award Covered Employees an additional payment if a Material Financial Restatement would have resulted in a higher incentive compensation payment.

5.        Authority and Interpretations. This Policy generally will be administered and interpreted by the Compensation Committee of the Board. Unless otherwise stated herein, any determination by the Compensation Committee with respect to this Policy shall be final, conclusive, and binding on all interested parties. The determinations of the Compensation Committee, the Board, or the independent Directors of the Board under this Policy need not be uniform with respect to all Covered Employees.

Each member of the Board shall be fully indemnified and held harmless by the Company for any liability resulting from administration of this Policy.

The provisions in this Policy are intended to be applied to the fullest extent of the law. To the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law. The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of this Policy.

The rights of the Company under this Policy to seek forfeiture or reimbursement are not exclusive remedies and do not preclude any other recourse by the Company.

6.          Amendment and Termination. To the extent permitted by, and in a manner consistent with, applicable SEC and NASDAQ rules and regulations, the Board reserves the power to terminate, suspend, revise, or amend this Policy.

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